UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 30, 2011

ATRINSIC, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-12555	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

469 7th Avenue, 10th Floor, New York, NY 10018
(Address of Principal Executive Offices/Zip Code)

(212) 716-1977
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On May 31, 2011, Atrinsic, Inc. (“Company,” “we,” “our,” or “us”) and certain investors (the “Buyers”) entered into a Securities Purchase Agreement (the “Purchase Agreement”).  Pursuant to the terms of the Purchase Agreement, we sold to the Buyers certain secured convertible notes in the aggregate original principal amount of $5,813,500 (the “Notes”) as well as certain warrants to purchase shares of our common stock.   Also on May 31, 2011, we and our subsidiaries, New Motion Mobile, Inc. and Traffix, Inc. entered into a security agreement (“Security Agreement”) with the Buyers pursuant to which we granted each of the Buyers a security interest in substantially all of our assets securing our obligations under the Notes.  In addition, New Motion Mobile, Inc. and Traffix, Inc. executed guaranties with each Buyer pursuant to which such subsidiaries guarantee our obligations under the Notes.

We are required to repay the Notes in six equal monthly installments commencing on December 31, 2011 and ending on May 31, 2012, either in cash or in shares of our common stock. With respect to the payment installment due on December 31, 2011, we were required to deliver a notice on November 30, 2011, stating the amount of principal that will be repaid in cash and the amount that will be repaid by delivery of shares of our common stock.  We did not deliver such notice, and thus, pursuant to the terms of the Notes, we have been deemed to elect to pay the applicable installment by delivery of shares of our common stock.  As to the repayment of the installment by delivery of shares, the Notes include a condition relating to the minimum dollar trading volume that must be maintained in our common stock during the twenty day period preceding the required installment date notice.  Failure of our common stock to maintain this trading volume is referred to in the Notes as a “Dollar Failure.”  A Dollar Failure has occurred and the Company is now in default under the Notes.

As a result of the event of default caused by the Dollar Failure (along with any other event of default that may have occurred under the Notes), each Buyer may require us to redeem its Note in cash at the greater of up to 110% of the unconverted principal amount or 110% of the greatest equity value of the shares of common stock underlying the Notes from the date of the default until the redemption is completed.  To date, none of the Buyers have exercised this remedy.  In addition, as a result of the occurrence of the event of default, the Notes now bear interest at the default interest rate of 18% per annum and will bear interest at such rate until all events of default are subsequently cured.  Further, as a result of the occurrence of the event of default, each of the Buyers may exercise their rights to foreclose upon the Company’s assets pledged as collateral under the Security Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atrinsic, Inc.

Date: December 6, 2011	By:	/s/ Nathan Fong
Nathan Fong
Chief Financial Officer